UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

Novitron International, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-12716	04-2573920
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code)	(617) 527-9933

(Former name or former address, if changed since last report)

ITEM 5. Other Events

The Board of Directors has declared a twenty-five percent (25%) stock dividend of one (1) share of the common stock for every four (4) outstanding shares of common stock of the Company. The stock dividend shall be payable on September 10, 2002 to shareholders of record on August 26, 2002. No fractional shares or cash payments in lieu of fractional shares shall be issued

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVITRON INTERNATIONAL, INC.

Date: August 14, 2002	/s/ Israel M. Stein MD
Israel M. Stein MD Chairman of the Board Principal Executive Officer